                                                                     EXECUTION


                             HARTMARX CORPORATION

                      THIRD AMENDMENT TO CREDIT AGREEMENT



     This THIRD AMENDMENT TO CREDIT AGREEMENT (this ``AMENDMENT'') is dated as of June 30, 1995 and entered into by and among HARTMARX CORPORATION, a Delaware corporation (``BORROWER''), the LENDERS LISTED ON THE SIGNATURE PAGES HEREOF (each individually referred to as a ``LENDER'' and collectively as ``LENDERS''), GENERAL ELECTRIC CAPITAL CORPORATION as Managing Agent and Collateral Agent for Lenders (``MANAGING AGENT'') and THE BANK OF NEW YORK and BANKAMERICA BUSINESS CREDIT, INC. as co-agents and, for purposes of Section 3 hereof, the GUARANTORS IDENTIFIED ON THE SIGNATURE PAGES HEREOF, (collectively the ``GUARANTORS''), and is made with reference to that certain Credit Agreement dated as of March 23, 1994, among Borrower, Lenders and Agent, as amended by the First Amendment to Credit Agreement dated as of August 26, 1994 among Borrower, Lenders and Agent and by the Second Amendment to Credit Agreement dated as of March 20, 1995 among Borrower, Lenders and Agent (the ``CREDIT AGREEMENT''; capitalized terms used herein without definition shall have the same meanings herein as set forth in the Credit Agreement). Unless otherwise indicated, Section and subsection references contained herein shall be to the corresponding Sections and subsections of the Credit Agreement.


                                R E C I T A L S
                                - - - - - - - -

     WHEREAS, Borrower and Lenders desire to amend the Credit Agreement as set forth below;

     NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:


                                   SECTION 1
                                   AMENDMENT

1.1  AMENDMENTS TO THE CREDIT AGREEMENT.
     ----------------------------------

     A. DEFINITIONS. Section 1.1 of the Credit Agreement is amended by adding thereto the following definitions, which shall be inserted in proper alphabetical order:

          `` `ACQUISITION' means the acquisition, from a willing seller, by purchase or otherwise of all or a significant portion of the business, property or fixed assets of, or stock or other evidence of beneficial ownership of, any Person; provided that a Joint Venture shall be considered an Acquisition if it would be included on a consolidated balance sheet or income statement with Borrower in accordance with GAAP.

          `ACQUISITION AUDIT' shall have meaning given such term in Section 7.7(vii).

          `ACQUISITION FUND AMOUNT' shall have the meaning given such term in
     Section 7.7(vii).

          `EXCESS CASH FLOW' means, for any period, Consolidated Adjusted EBITDA for such period minus (x) the taxes actually paid by Borrower and its subsidiaries during such period to the extent not already deducted in the calculation of Consolidated Net Income for such period minus (y) the Consolidated Debt Service for such period minus (z) Consolidated Capital Expenditures for such period.

          `INTEREST COVERAGE RATIO' means, for any period, the ratio of (i) Consolidated Adjusted EBITDA for such period to (ii) Consolidated Cash Interest Expense for such period.

          `THIRD AMENDMENT EFFECTIVE DATE' means the date as of which the Third Amendment to this Credit Agreement becomes effective in accordance with its terms.''

     B. BORROWING BASE. In Section 1.1, the definition of ``Borrowing Base'' is amended by adding the following sentence to the end thereof:

     ``Any of the foregoing to the contrary notwithstanding, the percentage of the Dollar value of Eligible Accounts and Eligible Inventory which at any time of determination is the subject of an Acquisition Audit shall, at all times until such Acquisition Audit is completed to Collateral Agent's satisfaction, be equal to 50% of the applicable percentage of the Dollar Value of Eligible Accounts and Eligible Inventory not subject to an Acquisition Audit.''

     C. TERM. In Section 1.1, the definition of ``Commitment Termination Date'' is amended as follows:

          `` `COMMITMENT TERMINATION DATE' means the date which is the five year anniversary of the Third Amendment Effective Date.''

     D.   RATE OF INTEREST.  Section 2.2A is amended and restated as follows:

          ``A. RATE OF INTEREST. Subject to the provisions of subsections 2.2E and 2.6, each Revolving Loan shall bear interest on the unpaid principal amount thereof from the date made through maturity (whether by acceleration or otherwise) at a rate determined by reference to the Index Rate or the Adjusted LIBOR Rate, as the case may be. Subject to the provisions of subsection 2.7, each Swing Line Loan shall bear interest on the unpaid principal amount thereof from the date made through maturity (whether by acceleration or otherwise) at a rate determined by reference to the Index Rate. The applicable basis for determining the rate of interest with respect to any Revolving Loan shall be selected by Borrower initially at the time a Notice of Borrowing is given with respect to such Revolving Loan pursuant to subsection 2.1B. The basis for determining the interest rate with respect to any Revolving Loan may be changed from time to time pursuant to subsection 2.2D. If on any day a Revolving Loan is outstanding with respect to which notice has not been delivered to Managing Agent in accordance with the terms of this Agreement specifying the applicable basis for determining the rate of interest, then for that day that Loan shall bear interest determined by reference to the Index Rate.

          Subject to the provisions of subsections 2.2E and 2.6, the Loans shall bear interest through maturity as follows:

               (i) if an Index Rate Loan, then at the Index Rate; or

               (ii) if a LIBOR Rate Loan, then at the sum of the Adjusted LIBOR Rate plus the Applicable Margin per annum.

          The `APPLICABLE MARGIN' for each LIBOR Rate Loan shall be the percentage set forth below based upon the Interest Coverage Ratio for the four consecutive fiscal quarters of Borrower ending on the last day of the most recently reported fiscal quarter of Borrower:

===========================================
                             APPLICABLE
                             MARGIN FOR
  INTEREST COVERAGE          LIBOR RATE
        RATIO                   LOANS
===========================================
Less than 2.50:1.00             1.50%
- -------------------------------------------
Greater than or equal
to 2.50:1.00 but less
than
3.50:1.00                       1.25%
- -------------------------------------------
Greater than or equal
to 3.50:1.00                    1.00%
===========================================

          The Applicable Margin shall be adjusted, to the extent required, on the date of delivery of each Compliance Certificate delivered pursuant to subsection 6.1(iv) such adjustment to remain in effect until the next date of delivery of a Compliance

     Certificate (and related financial information required at such time pursuant to subsection 6.1) pursuant to subsection 6.1(iv); provided that with respect to the period from the Closing Date through the first anniversary of the Third Amendment Effective Date, the Applicable Margin for LIBOR Rate Loans shall be 1.50%, but immediately thereafter shall adjust to the rate that would otherwise be applicable in accordance with the foregoing; provided further that without limiting any Event of Default or Potential Event of Default that may result therefrom, in the event Borrower does not deliver any Compliance Certificate required pursuant to subsection 6.1(iv) by the date specified therefor, then the Applicable Margin shall automatically be adjusted to the highest rate set forth above during the period commencing on the date such Compliance Certificate was required to be delivered and expiring on the actual date of delivery thereof.''

     E. COMMITMENT FEES. Section 2.3A is amended by deleting the reference to ``1/2 of 1%'' contained therein and substituting ``3/8 of 1%'' therefor.

     F. ANNUAL ADMINISTRATIVE FEE. Section 2.3B is amended by deleting the reference to ``$75,000'' contained therein and substituting ``$50,000'' therefor.

     G. COLLATERAL AGENT FEE. Section 2.3C is amended by deleting the reference to ``$100,000'' contained therein and substituting ``$50,000'' therefor.

     H. ISSUANCE OF LETTERS OF CREDIT. Section 3.1A(ii) is amended by deleting the reference to ``$25,000,000'' contained therein and substituting ``$35,000,000'' therefor.

     I.   LETTER OF CREDIT FEES.

          (i) Section 3.2(iii)(b) is amended by deleting the reference to ``0.75%'' contained therein and substituting ``0.50%'' therefor.

          (ii) Paragraph (iv) of Section 3.2 is amended by deleting the period at the end thereof and substituting a semi-colon therefor.

          (iii)  Section 3.2 is further amended by inserting after paragraph
     (iv) thereof the following:

          ``provided that upon the occurrence of and during the continuation of
          (i) any Event of Default under subsection 8.1, 8.6, or 8.7 or (ii) any other Event of Default and upon notice to Borrower from Managing Agent or Requisite Lenders the percentage rate used to calculate fees payable under clause (i)(b), (ii)(b) or (iii)(b) of this subsection
          3.2 shall be increased by two percentage points.''

     J.   INVESTMENTS.

          (i) The first paragraph of Section 7.3 is amended to read in its entirety as follows:

          ``Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, make or own any Investment in any Person, including any Joint Venture, except:''

          (ii) Section 7.3 is further amended by amending paragraph (viii) to read in its entirety as follows:

               ``(viii) Borrower and its Subsidiaries may make investments in Joint Ventures not constituting Acquisitions; provided that, the aggregate of such Investments does not exceed $7,500,000 at any time (whether in the form of cash or fair market value of property contributed to such ventures or distributed in respect of such acquisitions);''

          (iii) Section 7.3 is further amended by amending paragraph (x) to read in its entirety as follows:

               ``(x) Borrower and its Subsidiaries may make and own Investments permitted by subsection 7.5; and''

     K. REDEMPTION OR REPURCHASE OF SUBORDINATED NOTES. Section 7.5 is amended by adding the following at the end thereof:

     ``and (vi) in addition to transactions permitted by clause (iii) above, use cash on hand to redeem or repurchase the Senior Subordinated Notes in an aggregate principal amount not to exceed $15,000,000 in the aggregate on a cumulative basis since the Third Amendment Effective Date.''

     L. FINANCIAL STATEMENTS AND OTHER REPORTS. Section 6.1(xiii) is amended by (i) deleting the phrase ``30 days prior to'' therefrom and (ii) adding the words ``for the next succeeding two Fiscal Years and on an annual basis for each remaining Fiscal Year'' immediately following the words ``month by month basis'' contained therein.

     M.   FINANCIAL COVENANTS.

          (i) Minimum Consolidated Debt Service Coverage Ratio. Section 7.6A is amended by adding the phrase ``and thereafter'' immediately following the reference to ``Fourth Quarter 1996'' set forth in the table therein.

          (ii) Maximum Consolidated Leverage Ratio. Section 7.6B is amended by adding the phrase ``and thereafter'' immediately after the reference to ``Fourth Quarter 1996'' set forth in the table therein.

          (iii) Minimum Consolidated Net Worth. Section 7.6C is amended by amending and restating the table set forth therein as follows:

    ===================================
 ``                          MINIMUM
        FISCAL QUARTER     CONSOLIDATED
                            NET WORTH
    ===================================
      Second Quarter 1994  $ 95,000,000
    -----------------------------------
      Third Quarter 1994   $ 95,000,000
    -----------------------------------
      Fourth Quarter 1994  $ 95,000,000
    ======================-------------
      First Quarter 1995   $105,000,000
    ===================================
      Second Quarter 1995  $105,000,000
    -----------------------------------
      Third Quarter 1995   $105,000,000
    -----------------------------------
      Fourth Quarter 1995  $105,000,000
    ======================-------------
      First Quarter 1996   $115,000,000
    ===================================
      Second Quarter 1996  $115,000,000
    -----------------------------------
      Third Quarter 1996   $115,000,000
    -----------------------------------
      Fourth Quarter 1996  $115,000,000
    ======================-------------
      First Quarter 1997   $125,000,000
    ===================================
      Second Quarter 1997  $125,000,000
    -----------------------------------
      Third Quarter 1997   $125,000,000
    -----------------------------------
      Fourth Quarter 1997  $125,000,000
    ======================-------------
      First Quarter 1998   $135,000,000
    ===================================
      Second Quarter 1998  $135,000,000
    -----------------------------------
      Third Quarter 1998   $135,000,000
    -----------------------------------
      Fourth Quarter 1998  $135,000,000
    ======================-------------
      First Quarter 1999   $145,000,000
    -----------------------------------

    ===================================
 ``                          MINIMUM
        FISCAL QUARTER     CONSOLIDATED
                            NET WORTH
    ===================================
      Second Quarter 1999  $145,000,000
    -----------------------------------
      Third Quarter 1999   $145,000,000
    -----------------------------------
      Fourth Quarter 1999  $145,000,000
    ======================-------------
      First Quarter 2000   $155,000,000
    ===================================
      Second Quarter 2000  $155,000,000 ''
    ===================================

          (iv) Minimum Consolidated Trade Support Ratio. Section 76D is hereby amended by amending and restating the table set forth therein as follows:


    ===================================
 ``                         MINIMUM
       FISCAL QUARTER    CONSOLIDATED
            FOR         TRADE SUPPORT
      EACH FISCAL YEAR       RATIO
    ===================================
       First Quarter         10.0%
    -----------------------------------
       Second Quarter        10.0%
    -----------------------------------
       Third Quarter          8.0%
    -----------------------------------
       Fourth Quarter        10.0%      ''
    ===================================

     N.   ACQUISITIONS.  Section 7.7(vii) is amended and restated as follows:

          ``(vii)  Borrower may make an Acquisition if:

               (A) no Event of Default or Potential Event of Default has occurred and is continuing, or would result therefrom;

               (B) the acquired business is in the same line of business as Borrower;

               (C) after giving effect to such Acquisition, the aggregate of all Acquisitions made by Borrower since the Third Amendment Effective Date will not exceed the Acquisition Fund Amount (as defined below) as of the date of such Acquisition;

               (D) Managing Agent shall have received an Officer's Certificate from Borrower, in form and substance satisfactory to Managing Agent, demonstrating in reasonable detail that after giving effect to such Acquisition, the projected excess of the lesser of (i) the Revolving Loan Commitments or (ii) the Borrowing Base, over the Total Utilization of Revolving Commitments shall not be less than $15,000,000 on any day during the one-year period beginning on the date of such Acquisition; and

               (E) Lender shall receive a fully perfected first priority security interest in the Collateral of the acquired business and all provisions of subsection 6.11 applicable to such Acquisition shall have been satisfied.

     On or before the 90th day following the consummation of any such Acquisition, Collateral Agent (and/or outside consultants selected by Collateral Agent) shall, at Borrower's expense, conduct a comprehensive audit, testing and review (an `ACQUISITION AUDIT') of all Eligible Accounts and Eligible Inventory to be included in the Borrowing Base which are the subject of such Acquisition and such audit, testing and review with respect to such other Collateral which is the subject of such Acquisition may be conducted in Collateral Agent's discretion. For the purpose of this Section 7.7(vii), the `ACQUISITION FUND AMOUNT' as of any date shall be equal to the sum of (w) $20,000,000 plus (x) the amount not greater than $10,000,000 received by Borrower in return for its sale of Kuppenheimer Manufacturing Company, Inc. assets pursuant to Section 7.7(iv) plus (y) 40% of aggregate cumulative Excess Cash Flow (without duplication) since the Third Amendment Effective Date calculated as of the most recent complete and reported fiscal quarter of Borrower, commencing with the fiscal quarter ended August 31, 1995.

     O. CONSOLIDATED CAPITAL EXPENDITURES. Section 7.8 is amended by adding the following to the table set forth therein:

                  =================================================
               ``                            MAXIMUM CONSOLIDATED
                    FISCAL YEAR              CAPITAL EXPENDITURES
                  =================================================
                    1997                       $18,000,000
                  -------------------------------------------------
                    1998                       $19,000,000
                  -------------------------------------------------
                    1999                       $20,000,000          ''
                  =================================================

                                   SECTION 2
                   BORROWERS' REPRESENTATIONS AND WARRANTIES

     In order to induce Lenders to enter into this Amendment, Borrower represents and warrants to Lenders that after giving effect to this Amendment in the manner contemplated by Section 4.6 of this Amendment, each of the following is true and correct:

          (a) no event has occurred and is continuing which constitutes an Event of Default or Potential Event of Default;

          (b) the representations and warranties of Borrower and the other Credit Parties contained in the Credit Agreement and the other Loan Documents are true and correct on and as of the date hereof and as of the Effective Date (as defined below) to the same extent as though made on and as of the date hereof and as of the Effective Date except to the extent such representations and warranties specifically relate to an earlier date, in which case they are true and correct in all material respects as of such earlier date;

          (c) each of Borrower and the other Credit Parties has performed all agreements on its part to be performed prior to the date hereof as set forth in the Credit Agreement and the other Loan Documents;

          (d) Borrower and the Guarantors have all requisite corporate power and authority to enter into this Amendment and to carry out the transactions contemplated by, and perform its obligations under, the Credit Agreement;

          (e) the execution of this Amendment has been duly authorized by all necessary corporate action on the part of Borrower and the Guarantors; and

          (f) the execution and delivery by Borrower and the Guarantors of this Amendment does not and will not (i) violate any provision of any law or any governmental rule or regulation applicable to Borrower, the Guarantors or any of their respective Subsidiaries, the Certificate of Incorporation of Borrower, the Guarantors or any of their respective Subsidiaries or any order, judgment or decree of any court or other agency of government binding on Borrower, the Guarantors or any of their respective Subsidiaries, (ii) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any Contractual Obligation of Borrower, the Guarantors or any of their respective Subsidiaries, (iii) result in or require the creation or imposition of any Lien upon any of the properties or assets of Borrower, the Guarantors or any of their respective Subsidiaries (other than any Liens created under any of the Loan Documents in favor of Collateral Agent on behalf of Lenders), or (iv) require any approval of stockholders or any approval or consent of any Person under any Contractual Obligation of Borrower, the Guarantors or any of their respective Subsidiaries.


                                   SECTION 3
                                   GUARANTORS

     Each of the Guarantors hereby consents to this Amendment and agrees that each Loan Document to which it is a party shall continue in full force and effect and shall be valid and enforceable and shall not be impaired or affected by the execution of this Amendment and is hereby ratified and confirmed.


                                   SECTION 4
                                 MISCELLANEOUS


4.1  REFERENCES TO AND EFFECT ON THE CREDIT AGREEMENT AND OTHER LOAN DOCUMENTS.
     -------------------------------------------------------------------------

     (i) On and after the Effective Date, each reference in the Credit Agreement to ``this Agreement'', ``hereunder'', ``hereof'', ``herein'' or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to the ``Credit Agreement'', ``thereunder'', ``thereof'' or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as amended hereby;

     (ii) Except as specifically amended by this Amendment, the Credit Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed; and

     (iii) The execution, delivery and performance of this Amendment shall not, except as expressly provided herein, constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of any Agent or any Lender under, the Credit Agreement or any of the other Loan Documents.

4.2  FEES AND EXPENSES.
     -----------------

     (i) Borrower acknowledges that all costs, fees and expenses as described in subsection 10.2 of the Credit Agreement incurred by Managing Agent and its counsel with respect to this Amendment and the documents and transactions contemplated hereby shall be for the account of Borrower.

     (ii) Borrower agrees to pay to Managing Agent, for distribution to each Lender in proportion to that Lender's Pro Rata Share, an amendment fee equal to 0.15% of the Revolving Loan Commitments, payable upon execution and delivery of this Third Amendment by all parties thereto.

4.3  HEADINGS.
     --------

     Section and subsection headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose or be given any substantive effect.

4.4  APPLICABLE LAW.
     --------------

     THIS AMENDMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO COMMON LAW CONFLICTS OF LAWS PRINCIPLES.

4.5  COUNTERPARTS.
     ------------

     This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.

4.6  EFFECTIVENESS.
     -------------

     This Amendment shall become effective (such date being the ``EFFECTIVE DATE'') upon (i) the execution of a counterpart hereof by all Lenders, the Borrower and the Guarantors and receipt by Borrower and Managing Agent of written or telephone notification of such execution and authorization of delivery thereof and (ii) payment of the fees described in Section 4.2(ii) hereof.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

                         BORROWER:

                         HARTMARX CORPORATION

                         By:
                              ----------------------------------
                              Wallace L. Rueckel
                              Executive Vice President and
                              Chief Financial Officer



                         GUARANTORS:


                         AMERICAN APPAREL BRANDS, INC.
                         ANNISTON SPORTSWEAR CORPORATION
                         BILTWELL COMPANY, INC.
                         BRIAR, INC.
                         C.M. CLOTHING, INC.
                         C.M. OUTLET CORP.
                         CHICAGO TROUSER COMPANY, LTD.
                         COUNTRY MISS, INC.
                         COUNTRY MISS INTERNATIONAL LIMITED
                         COUNTRY SUBURBANS, INC.
                         DIRECT ROUTE MARKETING CORPORATION
                         E-TOWN SPORTSWEAR CORPORATION
                         FAIRWOOD-WELLS, INC.
                         GLENEAGLES, INC.
                         HENRY GRETHEL APPAREL, INC.
                         HANDMACHER FASHIONS FACTORY OUTLET,
                           INC.
                         HANDMACHER-VOGEL, INC.
                         HARTMARX INTERNATIONAL,  INC.
                         HART SCHAFFNER & MARX
                         HART SERVICES, INC.
                         THOS. HEATH CLOTHES, INC.
                         HGA LICENSING, INC.
                         HICKEY-FREEMAN CO., INC.
                         HIGGINS, FRANK & HILL, INC.
                         NOVAPPAREL, INC. (FORMERLY KNOWN AS HMXUS,
                           INC.)

                         HOOSIER FACTORIES, INCORPORATED
                         HSM UNIVERSITY, INC.
                         INTERCONTINENTAL APPAREL, INC.
                         INTERNATIONAL WOMEN'S APPAREL, INC.
                         JAYMAR-RUBY, INC.
                         JRSS, INC.
                         KUPPENHEIMER MANUFACTURING COMPANY,
                           INC.
                         KUPPENHEIMER MEN'S CLOTHIERS DADEVILLE,
                           INC.
                         MEN'S QUALITY BRANDS, INC.
                         NATIONAL CLOTHING COMPANY, INC.
                         106 REAL ESTATE CORP.
                         RECTOR SPORTSWEAR CORPORATION
                         ROBERTS INTERNATIONAL CORPORATION
                         SALHOLD, INC.
                         SEAFORD CLOTHING CO.
                         SOCIETY BRAND, LTD.
                         ROBERT SURREY, INC.
                         TAILORED TREND, INC.
                         THORNGATE, LTD.
                         THORNGATE UNIFORMS, INC.
                         TRADE FINANCE INTERNATIONAL LIMITED
                         UNIVERSAL DESIGN GROUP, LTD.
                         WALTON MANUFACTURING COMPANY
                         M. WILE & COMPANY, INC.
                         WINCHESTER CLOTHING COMPANY
                         YORKE SHIRT CORPORATION


                         By:
                              ------------------------------------------------
                              Wallace L. Rueckel
                              Vice President of each of the foregoing (except for Country Miss International Limited) and a Director of Country Miss International Limited

                         LENDERS:

                         GENERAL ELECTRIC CAPITAL CORPORATION,
                         individually, as Managing Agent and as Collateral Agent

                         By:
                               ------------------------------------------
                         Title:
                               ------------------------------------------

                         THE BANK OF NEW YORK,
                         individually, as Co-Agent and as Issuing Lender for the Letters of Credit (other than the Existing Letters of Credit)


                         By:
                                ---------------------------------------
                         Title:
                                ---------------------------------------

                         BANKAMERICA BUSINESS CREDIT, INC.,
                         individually and as Co-Agent


                         By:
                               -------------------------------------
                         Title:
                               -------------------------------------

                         THE FIRST NATIONAL BANK OF CHICAGO,
                         individually and as Issuing Lender for Existing Letters of Credit


                         By:
                               ----------------------------------------
                         Title:
                               ----------------------------------------

                         MANUFACTURERS AND TRADERS TRUST COMPANY


                         By:
                               -------------------------------------
                         Title:
                               -------------------------------------

                         HARRIS TRUST AND SAVINGS BANK


                         By:
                               --------------------------------------
                         Title:
                               --------------------------------------

                         THE NORTHERN TRUST COMPANY


                         By:
                               --------------------------------------
                         Title:
                               --------------------------------------

                         CHEMICAL BANK


                         By:
                               --------------------------------------
                         Title:
                               --------------------------------------

                         SANWA BUSINESS CREDIT CORPORATION


                         By:
                               -----------------------------------
                         Title:
                               -----------------------------------